Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statements No. 33-61025 and 333- 09131 on Form S-3, and in the Registration Statements No. 033-65439, 333-09133 and 333-69723 on Form S-8 of Del Global Technologies Corp. and subsidiaries, of our report dated October 20, 1999, appearing in this Annual Report on Form 10-K of Del Global Technologies Corp. and subsidiaries for the fiscal year ended July 31, 1999.








/S/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP


New York, New York
November 5, 1999